Exhibit 99.2

2023

Quarter Ended
September 30, 2023

WHLR REAL ESTATE INVESTMENT TRUST

SUPPLEMENTAL FINANCIAL INFORMATION

Litchfield Market Village
Pawleys Island, SC
FOOD LION
LOOMIS
WHLR
REAL ESTATE INVESTMENT TRUST

ShopRite
South Philadelphia
Philadelphia, PA
cdr
CEDAR REALTY TRUST

Food Depot
Lagrange Marketplace
Lagrange, GA
WHLR
REAL ESTATE INVESTMENT TRUST

ACME
Washington Center Shoppes
Sewell, NJ
cdr
CEDAR REALTY TRUST

Forward-Looking Statements

This document contains forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor. When used in this presentation, the words "continue," "may," "approximately," "potentially," or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks include, without limitation: the adverse effect of any future pandemic, endemic or outbreak of infectious disease, and mitigation efforts to control their spread, the use of and demand for retail space; the level of rental revenue we achieve from our assets and our ability to collect rents; the state of the U.S. economy generally, or specifically in the Southeast, Mid-Atlantic and Northeast where our properties are geographically concentrated; consumer spending and confidence trends; tenant bankruptcies; availability, terms and deployment of capital; substantial dilution of our Common Stock and steep declines in its market value resulting from the exercise by the holders of our Series D Cumulative Convertible Preferred Stock (the “Series D Preferred Stock”) of their redemption rights, each of which has already occurred and is anticipated to continue; the degree and nature of our competition; changes in governmental regulations, accounting rules, tax rates and similar matters; the ability and willingness of the tenants of Wheeler Real Estate Trust, Inc. (the "Company" or "WHLR") and other third parties to satisfy their obligations under their respective contractual arrangements with the Company; the ability and willingness of the Company's tenants of to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the similar or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; litigation risks; increases in the Company’s financing and other costs as a result of changes in interest rates and other factors; The Company’s ability to maintain listing on Nasdaq Capital Market ("Nasdaq"); inability to successfully integrate the acquisition of Cedar Realty Trust, Inc.; changes in our ability to obtain and maintain financing; damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; information technology security breaches; the Company’s ability and willingness to maintain its qualification as a real estate investment trust (“REIT”); the ability of our operating partnership, Wheeler REIT, L.P. and each of our other partnerships and limited liability companies to be classified as partnerships or disregarded entities for federal income tax purposes; the impact of e-commerce on our tenants’

WHLR | Financial & Operating Data	2

business; and inability to generate sufficient cash flows due to market conditions, competition, uninsured losses, changes in tax or other applicable laws.

The forward-looking statements contained in this document are based on our current expectations and beliefs concerning future developments and their potential effects on the Company. For a description of the risks and uncertainties that could impact the Company's future results, performance or transactions, see the reports filed by the Company with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and annual reports on Form 10-K. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. All of the above factors are difficult to predict, contain uncertainties that may materially affect the Company’s actual results and may be beyond the Company’s control. New factors emerge from time to time, and it is not possible for the Company’s management to predict all such factors or to assess the effects of each factor on the Company’s business. Accordingly, there can be no assurance that the Company’s current expectations will be realized.

WHLR | Financial & Operating Data	3

Company Overview
Headquartered in Virginia Beach, Virginia, Wheeler Real Estate Investment Trust, Inc. (Nasdaq: WHLR) is a fully-integrated, self-managed commercial real estate investment company focused on owning, leasing and operating income-producing retail properties with a primary focus on grocery-anchored centers. WHLR’s portfolio contains well-located, potentially dominant retail properties in secondary and tertiary markets that generate attractive, risk-adjusted returns. WHLR’s common stock, Series B convertible preferred stock, Series D cumulative convertible preferred stock, and 7% Subordinated Convertible Notes due 2031 ("Convertible Notes") trade publicly on Nasdaq under the symbols “WHLR”, “WHLRP”, "WHLRD", and "WHLRL", respectively.
Cedar Realty Trust, Inc. ("CDR" or "Cedar") is a subsidiary of WHLR. CDR's 7-1/4% Series B cumulative redeemable preferred stock ("CDR Series B Preferred") and 6-1/2% Series C cumulative redeemable preferred stock ("CDR Series C Preferred") trade publicly on the New York Stock Exchange ("NYSE") under the symbols "CDRpB" and "CDRpC", respectively and represent a noncontrolling interest to WHLR.
Accordingly, the use of the word "Company" refers to WHLR and its consolidated subsidiaries, which includes Cedar, except where the context otherwise requires.

Corporate Headquarters
Wheeler Real Estate Investment Trust, Inc.
2529 Virginia Beach Boulevard Virginia Beach, VA 23452
Phone: (757) 627-9088 Toll Free: (866) 203-4864
Website: www.whlr.us

Executive Management
M. Andrew Franklin - CEO and President
Crystal Plum - CFO

Board of Directors	Board of Directors
Stefani D. Carter (Chair)	Kerry G. Campbell (Chair)
E.J. Borrack	E.J. Borrack
Kerry G. Campbell	M. Andrew Franklin
Saverio M. Flemma	Crystal Plum
Megan Parisi	Paula Poskon
Dennis Pollack
Joseph D. Stilwell

Stock Transfer Agent and Registrar	Stock Transfer Agent and Registrar
Computershare Trust Company, N.A. 150 Royall Street, Suite 101 Canton, MA 02021 www.computershare.com	Equiniti Trust Company, LLC 6201 15th Ave Brooklyn, NY 11219 https://equiniti.com/us/ast-access

Investor Relations Representative
investorrelations@whlr.us Office: (757) 627-9088

WHLR | Financial & Operating Data	4

Financial and Portfolio Overview
All per share amounts, OP units and shares outstanding, warrants, and conversion features of the Convertible Notes for all periods presented reflect our one-for-ten reverse stock split (the "Reverse Stock Split"), which was effective August 17, 2023.
For the Three Months Ended September 30, 2023 (consolidated amounts unless otherwise noted)

Financial Results
Net loss attributable to Wheeler REIT common stockholders (in 000s)	$(30,018)
Net loss per basic and diluted shares	$(30.61)
Funds from operations (FFO) available to common stockholders and Operating Partnership (OP) unitholders (in 000s) (1)	$(11,654)
FFO per common share and OP unit	$(11.72)
Adjusted FFO (AFFO) (in 000s) (1)	$(1,825)
AFFO per common share and OP unit	$(1.84)

Assets and Leverage
Investment Properties, net of $91.2 million accumulated depreciation (in 000s)	$562,219
Cash and Cash Equivalents (in 000s)	$25,419
Total Assets (in 000s)	$671,937
Total Debt (in 000s)	$495,933
Debt to Total Assets	73.81%
Debt to Gross Asset Value	64.11%

Market Capitalization
Common shares outstanding	980,857
OP units outstanding	13,566
Total common shares and OP units	994,423

Ticker	Shares Outstanding at September 30, 2023	Third Quarter stock price range	Stock price as of September 30, 2023
WHLR	980,857	$2.80-$9.42	$3.28
WHLRP	3,379,142	$1.32-$2.24	$1.50
WHLRD	3,308,603	$9.90-$15.94	$10.50
CDRpB	1,450,000	$14.14-$20.29	$15.75
CDRpC	5,000,000	$11.59-$15.15	$12.75

Common Stock market capitalization (in 000s)			$3,217

Portfolio Summary
Total Leasable Area (GLA) in sq. ft.	5,309,936	2,830,300
Occupancy Rate	94.0%	85.2%
Leased Rate (2)	95.5%	88.7%
Annualized Base Rent (in 000s)	$49,453	$25,495
Total number of leases signed or renewed	38	17
Total sq. ft. leases signed or renewed	290,042	107,655
(1)    See page 24 for the Company's definition of this non-GAAP measure and reasons for using it.
(2)    Reflects leases executed through September 30, 2023 that commence subsequent to the end of the current reporting period.

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	5

Financial and Operating Results
Today, WHLR reported its financial and operating results for the three and nine months ended September 30, 2023. For the three months ended September 30, 2023 and 2022, WHLR's net loss attributable to WHLR's common stock, $0.01 par value per share ("Common Stock") stockholders was $(30.61) per share and $(6.64) per share, respectively. For the nine months ended September 30, 2023 and 2022, WHLR's net loss attributable to WHLR's Common Stock stockholders was $(42.46) per share and $(16.07) per share, respectively.

2023 THIRD QUARTER HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•The Company's real estate portfolio was 90.9% occupied, a 70 basis point increase from 90.2%.
•The Company's real estate portfolio was 93.1% leased, a 100 basis point increase from 92.1%.
•The Company's real estate portfolio includes 38 properties that are 100% leased.
•WHLR Quarter-To-Date Leasing Activity
•Executed 30 lease renewals totaling 211,161 square feet at a weighted average increase of $0.44 per square foot, representing an increase of 5.74% over in-place rental rates.
•Signed 8 new leases totaling 78,881 square feet with a weighted average rental rate of $9.48 per square foot.
•The WHLR portfolio, excluding Cedar was 94.0% occupied, a 20 basis point decrease from 94.2%.
•The WHLR portfolio, excluding Cedar was 95.5% leased, a 60 basis point decrease from 96.1%.
•CDR Quarter-To-Date Leasing Activity
•Executed 9 lease renewals totaling 50,999 square feet at a weighted average increase of $1.51 per square foot, representing an increase of 10.35% over in-place rental rates.
•Signed 8 new leases totaling 56,656 square feet with a weighted average rental rate of $12.42 per square foot.
•The Cedar portfolio was 85.2% occupied, a 260 basis point increase from 82.6%.
•The Cedar portfolio was 88.7% leased, a 420 basis point increase from 84.5%.
•The Company’s gross leasable area ("GLA"), which is subject to leases that expire over the next three months and includes month-to-month leases, increased to approximately 1.70%, compared to 1.26%. At September 30, 2023, 15.45% of this expiring GLA is subject to renewal options (a lease expiration schedule can be found on page 20 and provides additional details on the Company's leases).
OPERATIONS
•Total revenue of $25.2 million increased by 34.7% or $6.5 million. The increase in rental revenues of $6.2 million is primarily a result of the $5.8 million increase in non-same store property revenues due to the Cedar Acquisition and a $0.7 million increase in market lease amortization.
•Total operating expenses of $18.1 million increased by 28.2% or $4.0 million. Property operations expense increased $2.1 million, primarily a result of the $1.4 million increase in non-same property expense due to the Cedar Acquisition and a $0.7 million increase in same store property expense. Depreciation and amortization increased $1.9 million, primarily a result of the Cedar Acquisition.
FINANCIAL
•Funds from operations ("FFO") of $(11.7) million, or $(11.72) per share of the Company's Common Stock and OP units in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $(1.4) million, or $(1.38) per share.
•Adjusted Funds from Operations ("AFFO") of $(1.84) per share of the Company's Common Stock and OP Units in our operating partnership, Wheeler REIT, L.P., as compared to $0.13 per share.
SAME STORE
•Same store Net Operating Income ("NOI"), which excludes the impact of the Cedar portfolio, decreased by 7.0% or $0.7 million, a result of a $0.7 million increase in property expenses primarily within repairs and maintenance, grounds and landscaping, and insurance.
CAPITAL MARKETS
•On September 12, 2023, the Company entered into a term loan agreement with Cornerstone Bank for $11.6 million at a fixed rate of 7.27% with interest-only payments due monthly for the first twelve months (the "Timpany Plaza Loan Agreement"). Commencing on September 12, 2024, until the maturity date of September 12, 2028, monthly principal and interest payments will be made based on a 30-year amortization schedule calculated based on the principal amount as of that time. On the closing date, the Company received $9.1 million of the $11.6 million and the remaining $2.5 million will be received upon the satisfaction

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	6

of certain lease-related contingencies. The Timpany Plaza Loan Agreement is collateralized by the Timpany Plaza shopping center.
•On September 11, 2023, the Company paid down $0.9 million of the Convertible Notes through an open market purchase of 35,000 units totaling $1.9 million resulting in a $1.1 million loss included in non-operating expenses.
•Interest expense was $7.5 million and $6.9 million for the three months ended September 30, 2023 and 2022, respectively, representing an increase of 7.5%. See page 16 for further details.
~~•~~Recognized a non-operating loss of $11.2 million in net changes in fair value of derivative liabilities, primarily due to adjustments in valuation assumptions associated with the embedded derivatives within the Convertible Notes.
•On August 7, 2023, the Company announced that its Board of Directors approved a Reverse Stock Split of one-for-ten effective August 17, 2023.
DISPOSITIONS
•On July 11, 2023, the Company sold a Rite-Aid outparcel adjacent to Carll's Corner, located in Bridgeton, New Jersey for $3.0 million, generating a gain of $2.2 million and net proceeds of $2.8 million.
OTHER
•On August 18, 2023, the Company purchased the fee simple interest in the 3.25 acre land parcel known as Devine Street, located in Columbia, South Carolina, for $4.1 million (the "Devine Street Land Acquisition"). The Devine Street Land Acquisition terminated the Company's ground lease associated with this property, a savings of $0.3 million in annual ground rent.
•On September 1, 2023, the Company subscribed for an additional investment in the amount of $3.5 million for limited partnership interests in Stilwell Activist Investments, L.P., a limited partnership formed in the State of Delaware (“SAI”). See page 8 for more details.

2023 YEAR-TO-DATE HIGHLIGHTS
(All comparisons are to the same prior year period unless otherwise noted)
LEASING
•WHLR Year-To-Date Leasing Activity
•Executed 87 lease renewals totaling 680,243 square feet at a weighted average increase of $0.57 per square foot, representing an increase of 6.72% over in-place rental rates.
•Signed 30 new leases totaling 153,998 square feet with a weighted average rental rate of $12.21 per square foot.
•CDR Year-To-Date Leasing Activity
•Executed 20 lease renewals totaling 128,393 square feet at a weighted average increase of $0.93 per square foot, representing an increase of 7.33% over in-place rental rates.
•Signed 14 new leases totaling 113,321 square feet with a weighted average rental rate of $12.58 per square foot.
OPERATIONS
•Total revenue of $76.1 million increased by 53.2% or $26.4 million, primarily a result of the $21.7 million increase in non-same store property revenues due to the Cedar Acquisition, $0.7 million increase in same store property revenues and a $3.4 million increase in market lease amortization.
•Total operating expenses of $56.1 million increased by 60.0% or $21.0 million, primarily a result of the Cedar Acquisition and increases in same store property expenses and corporate general and administrative, partially offset by a decrease in impairment.
FINANCIAL
•FFO of $(8.2) million, or $(8.25) per share of the Company's Common Stock and OP Units in our operating partnership, Wheeler REIT, L.P., as compared to FFO of $(2.2) million, or $(2.23) per share.
•AFFO of $(1.68) per share of the Company's Common Stock and OP Units in our operating partnership, Wheeler REIT, L.P., as compared to $6.05 per share.
SAME STORE
•Same store NOI, which excludes the impact of the Cedar portfolio, decreased by 1.8% or $0.6 million a result of increases in property expenses primarily within repairs and maintenance, insurance and grounds and landscaping.
CAPITAL MARKETS
•In addition to the Timpany Plaza Loan Agreement discussed in the capital market section of the quarterly highlights, the Company completed two loans in the second quarter, resulting in refinancing loans on 20 properties:

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	7

•On May 5, 2023, the Company entered into a loan agreement (the "Term Loan Agreement, 12 properties") for $61.1 million at a fixed rate of 6.194% and interest-only payments due monthly through June 2025. Commencing in July 2025, until the maturity date of June 1, 2033, monthly principal and interest payments will be $0.4 million. Loan proceeds were used to refinance 12 properties, including $1.1 million in defeasance.
•On May 18, 2023, the Company entered into a loan agreement (the "Term Loan Agreement, 8 properties") for $53.1 million at a fixed rate of 6.24% and interest-only payments due monthly through June 2028. Commencing in July 2028, until the maturity date of June 10, 2033, monthly principal and interest payments will be $0.3 million. Loan proceeds were used to refinance 8 properties, including $0.7 million in defeasance.
•Interest expense was $24.1 million and $19.1 million for the nine months ended September 30, 2023 and 2022, respectively, representing an increase of 26.4%. See page 16 for further details. Interest expense on the Convertible Notes included $0.9 million adjustment to fair value for interest paid with the shares of Series D Preferred Stock.
~~•~~Recognized a non-operating loss of $6.3 million in net changes in fair value of derivative liabilities, primarily due to adjustments in valuation assumptions associated with the embedded derivatives within the Convertible Notes.
•As of September 30, 2023, the Company paid down $1.5 million of the Convertible Notes through open market purchases of 58,784 units totaling $3.1 million, resulting in a $1.6 loss included in non-operating expenses.
•Loans payable increased $13.5 million compared to December 31, 2022 and were impacted by:
•$9.1 million increase from the Timpany Plaza loan agreement completed in the third quarter;
•$7.3 million net increase from the two term loan agreements completed in the second quarter; partially offset by
•$1.5 million repurchase of debt securities; and
•$1.4 million monthly principal payments.
•Cash inflows provided by the three loans during 2023, net loan paydowns were $14.6 million.

OTHER
•The Company recognized non-operating expenses of $5.3 million, a result of costs incurred on the exchange offer for the Company's outstanding shares of Series D Preferred Stock that expired in January 2023, loss on repurchase of Convertible Notes and transaction costs related to Series D Preferred Stock redemptions and Reverse Stock Split.
•The Company subscribed for limited partnership interest in SAI in exchange for a $6.5 million capital contribution. As of September 30, 2023, the fair value of the Company’s SAI investment was $6.6 million which includes the $6.5 million subscription, $33 thousand in fees and $80 thousand in unrealized gains, net of fees. This investment is presented on the line "investment securities - related party”, on the consolidated balance sheets, for more information see Note 4 in our Quarterly Report on Form 10-Q for the period ended September 30, 2023.

BALANCE SHEET
•Cash and cash equivalents totaled $25.4 million, compared to $28.5 million at December 31, 2022.
•Restricted cash totaled $23.4 million, compared to $27.4 million at December 31, 2022. The funds at September 30, 2023 are held in lender reserves primarily for the purpose of tenant improvements, lease commissions, real estate taxes and insurance expenses.
•Debt totaled $495.9 million, compared to $482.4 million at December 31, 2022.
•The Company's weighted average interest rate on property level debt was 5.32% with a term of 8.43 years, compared to 4.84% with a term of 7.32 years at December 31, 2022. The weighted average interest rate on all debt was 5.42% with a term of 8.41 years, compared to 4.99% with a term of 7.4 years at December 31, 2022.
•Net investment properties totaled $562.2 million compared to $561.0 million as of December 31, 2022.
•The Company invested $11.6 million in tenant improvements and capital expenditures into the properties.

DIVIDENDS
•Total cumulative dividends in arrears for WHLR's Series D Preferred Stock were $12.42 per share as of September 30, 2023, with $0.69 and $1.97 per share attributable to the three and nine months ended September 30, 2023, respectively.

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	8

•On October 20, 2023, the Cedar’s Board of Directors declared dividends of $0.453125 and $0.406250 per share with respect to the CDR Series B Preferred Stock and CDR Series C Preferred Stock, respectively. The distributions are payable on November 20, 2023 to shareholders of record of the CDR Series B Preferred Stock and CDR Series C Preferred Stock, as applicable, on November 10, 2023.

SERIES D PREFERRED STOCK REDEMPTIONS
•After September 21, 2023, each holder of Series D Preferred Stock of the Company has the right, at such holder’s option, to request that the Company redeem any or all of such holder’s shares of Series D Preferred Stock on a monthly basis ("Holder Redemption Date") – with redemptions commencing September 22, 2023 and the first Holder Redemption Date of October 5, 2023.
•At September 30, 2023 and December 31, 2022, the Company had 3,308,603 and 3,152,392 issued     shares, respectively and 6,000,000 authorized shares of Series D Preferred Stock, without par value with a $25.00 liquidation preference per share, or $123.8 million and $113.4 million in aggregate liquidation value, respectively, of which the Company had received requests to redeem 172,241 shares as of September 30, 2023. These redemptions were considered certain at September 30, 2023 and $6.4 million was reclassed from mezzanine equity to a liability, “Series D Preferred Stock redemptions”, on the consolidated balance sheets.

SUBSEQUENT EVENTS
•The first monthly Holder Redemption Date occurred on October 5, 2023. The Company received fully complete and timely redemption requests from 50 Series D Preferred Holders, collectively redeeming 172,911 shares of Series D Preferred Stock for a Redemption Price per share of approximately $37.48. The Company settled the Redemption Price in Common Stock. The volume weighted average of the closing sales price, as reported on Nasdaq, per share of Common Stock for the ten consecutive trading days immediately preceding, but not including, the Holder Redemption Date was approximately $2.89. Accordingly, the Company issued 2,245,591 shares of Common Stock in settlement of an aggregate Redemption Price of approximately $6.5 million.
•The second monthly Holder Redemption Date occurred on November 6, 2023. The Company received fully complete and timely redemption requests from 90 Series D Preferred Holders, collectively redeeming 319,762 shares of Series D Preferred Stock for a Redemption Price per share of approximately $37.76. The Company settled the Redemption Price in Common Stock. The volume weighted average of the closing sales price, as reported on Nasdaq, per share of Common Stock for the ten consecutive trading days immediately preceding, but not including, the Holder Redemption Date was approximately $0.84. Accordingly, the Company issued 14,355,723 shares of Common Stock in settlement of an aggregate Redemption Price of approximately $12.1 million.
•As a result of the two Holder Redemption Dates, the Company recognized a $5.9 million gain as a result of the difference between the VWAP used to calculate the number of shares of Common Stock distributed to redeeming holders of Series D Preferred Stock and the fair market value of such Common Stock on each of the two Holder Redemption Dates.

ADDITIONAL INFORMATION
The enclosed information should be read in conjunction with the Company's filings with the Securities and Exchange Commission, including, but not limited to, its quarterly and annual filings on Forms 10-Q and 10-K. These documents are or will be available upon filing via the U.S. Securities and Exchange Commission website (www.sec.gov) or through WHLR’s website at www.whlr.us.

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	9

Consolidated Balance Sheets
$ in 000s, except par value and share data

	September 30, 2023	December 31, 2022
	(unaudited)
ASSETS:
Real estate:
Land and land improvements	$149,272	$144,537
Buildings and improvements	504,123	494,668
	653,395	639,205
Less accumulated depreciation	(91,176)	(78,225)
Real estate, net	562,219	560,980

Cash and cash equivalents	25,419	28,491
Restricted cash	23,438	27,374
Receivables, net	11,691	13,544
Investment securities - related party	6,580	—
Above market lease intangibles, net	2,347	3,134
Operating lease right-of-use assets	9,502	15,133
Deferred costs and other assets, net	30,741	35,880
Total Assets	$671,937	$684,536

LIABILITIES:
Loans payable, net	$477,432	$466,029
Below market lease intangibles, net	19,022	23,968
Derivative liabilities	13,392	7,111
Operating lease liabilities	10,377	16,478
Series D Preferred Stock redemptions	6,448	—
Accounts payable, accrued expenses and other liabilities	18,291	18,398
Total Liabilities	544,962	531,984
Series D Cumulative Convertible Preferred Stock	117,353	101,518

EQUITY:
Series A Preferred Stock (no par value, 4,500 shares authorized, 562 shares issued and outstanding; $0.6 million in aggregate liquidation value)	453	453
Series B Convertible Preferred Stock (no par value, 5,000,000 authorized, 3,379,142 shares issued and outstanding, respectively; $84.5 million aggregate liquidation preference)	44,976	44,911
Common Stock ($0.01 par value, 200,000,000 shares authorized, 980,857 and 979,396 shares issued and outstanding, respectively)	10	10
Additional paid-in capital	235,295	235,081
Accumulated deficit	(337,231)	(295,617)
Total Stockholders’ Deficit	(56,497)	(15,162)
Noncontrolling interests	66,119	66,196
Total Equity	9,622	51,034
Total Liabilities and Equity	$671,937	$684,536

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	10

Consolidated Statements of Operations
$ in 000s, except share and per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
REVENUE:
Rental revenues	$24,655	$18,486	$74,738	$49,142
Other revenues	549	232	1,372	552
Total Revenue	25,204	18,718	76,110	49,694
OPERATING EXPENSES:
Property operations	8,771	6,655	26,068	16,637
Depreciation and amortization	6,875	4,981	21,642	12,222
Impairment of assets held for sale	—	—	—	760
Corporate general & administrative	2,475	2,498	8,364	5,434
Total Operating Expenses	18,121	14,134	56,074	35,053
Gain (loss) on disposal of properties	2,204	—	2,204	(15)
Operating Income	9,287	4,584	22,240	14,626
Interest income	163	15	336	42
Gain on investment securities, net	49	—	80	—
Interest expense	(7,469)	(6,949)	(24,125)	(19,079)
Net changes in fair value of derivative liabilities	(11,163)	(656)	(6,281)	(2,533)
Other expense	(2,233)	—	(5,273)	(691)
Net Loss Before Income Taxes	(11,366)	(3,006)	(13,023)	(7,635)
Income tax expense	(2)	—	(48)	—
Net Loss	(11,368)	(3,006)	(13,071)	(7,635)
Less: Net income attributable to noncontrolling interests	2,693	1,234	8,061	1,237
Net Loss Attributable to Wheeler REIT	(14,061)	(4,240)	(21,132)	(8,872)
Preferred Stock dividends - undeclared	(2,415)	(2,264)	(6,940)	(6,792)
Deemed contribution related to preferred stock redemption	(13,542)	—	(13,542)	—
Net Loss Attributable to Wheeler REIT Common Stockholders	$(30,018)	$(6,504)	$(41,614)	$(15,664)

Loss per share:
Basic and Diluted	$(30.61)	$(6.64)	$(42.46)	$(16.07)
Weighted average number of shares:
Basic and Diluted	980,654	979,282	980,031	974,965

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	11

Reconciliation of Non-GAAP Measures
FFO and AFFO (1)
$ in 000s, except share, unit and per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net Loss	$(11,368)	$(3,006)	$(13,071)	$(7,635)
Depreciation and amortization of real estate assets	6,875	4,981	21,642	12,222
Impairment of assets held for sale	—	—	—	760
(Gain) loss on disposal of properties	(2,204)	—	(2,204)	15
FFO	(6,697)	1,975	6,367	5,362
Preferred stock dividends - undeclared	(2,415)	(2,264)	(6,940)	(6,792)
Dividends on noncontrolling interests preferred stock	(2,688)	(1,225)	(8,064)	(1,225)
Preferred stock accretion adjustments	146	146	438	438
FFO available to common stockholders and common unitholders	(11,654)	(1,368)	(8,199)	(2,217)
Other non-recurring and non-cash expenses (2)	8	1,241	2,043	3,388
Gain on investment securities, net	(49)	—	(80)	—
Net changes in fair value of derivative liabilities	11,163	656	6,281	2,533
Straight-line rental revenue, net straight-line expense	(293)	(306)	(997)	(523)
Deferred financing cost amortization	636	806	2,357	2,154
Paid-in-kind interest	—	—	2,006	2,099
Above (below) market lease amortization	(1,232)	(494)	(3,865)	(478)
Recurring capital expenditures and tenant improvement reserves	(404)	(409)	(1,221)	(948)
AFFO	$(1,825)	$126	$(1,675)	$6,008

Weighted Average Common Shares	980,654	979,282	980,031	974,965
Weighted Average OP Units	13,816	14,562	14,266	18,821
Total Common Shares and OP Units	994,470	993,844	994,297	993,786
FFO per Common Share and OP Units	$(11.72)	$(1.38)	$(8.25)	$(2.23)
AFFO per Common Share and OP Units	$(1.84)	$0.13	$(1.68)	$6.05

(1)    See page 24 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2023.

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	12

Reconciliation of Non-GAAP Measures (continued)
Same Store Property Net Operating Income (1)
$ in 000s

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Operating Income	$9,287	$4,584	$22,240	$14,626
Adjustments:
(Gain) loss on disposal of properties	(2,204)	—	(2,204)	15
Corporate general & administrative	2,475	2,498	8,364	5,434
Impairment of assets held for sale	—	—	—	760
Depreciation and amortization	6,875	4,981	21,642	12,222
Straight-line rents	(285)	(314)	(1,004)	(547)
Above (below) market lease amortization	(1,232)	(494)	(3,865)	(478)
Other non-property revenue	—	2	(131)	(14)
NOI related to non-same store properties (2)	(5,384)	(1,004)	(14,994)	(1,432)
Same Store Property Net Operating Income	$9,532	$10,253	$30,048	$30,586

Property revenues	$15,384	$15,382	$46,287	$45,551
Property expenses	5,852	5,129	16,239	14,965
Same Store Property Net Operating Income	$9,532	$10,253	$30,048	$30,586

(1)    See page 25 for the Company's definition of this non-GAAP measurement and reasons for using it.
(2)     The Company excluded the CDR portfolio and sold properties from the calculation of same store property NOI since they were not owned during all periods presented in their entirety.

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	13

Reconciliation of Non-GAAP Measures (continued)
EBITDA (4)
$ in 000s

		Three Months Ended September 30,		Nine Months Ended September 30,
		2023	2022	2023	2022
Net Loss		$(11,368)	$(3,006)	$(13,071)	$(7,635)
Add back:	Depreciation and amortization (1)	5,643	4,487	17,777	11,744
	Interest expense (2)	7,469	6,949	24,125	19,079
	Income tax expense	2	—	48	—
EBITDA		1,746	8,430	28,879	23,188
Adjustments for items affecting comparability:
	Net changes in FMV of derivative liabilities	11,163	656	6,281	2,533
	Other non-recurring and non-cash expenses (3)	—	—	2,018	669
	Impairment of assets held for sale	—	—	—	760
	Gain on investment securities, net	(49)	—	(80)	—
	(Gain) loss on disposal of properties	(2,204)	—	(2,204)	15
Adjusted EBITDA		$10,656	$9,086	$34,894	$27,165
(1)    Includes above (below) market lease amortization.
(2)    Includes loan cost amortization.
(3)    Other non-recurring expenses are described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Quarterly Report on Form 10-Q for the period ended September 30, 2023.
(4)    See page 24 for the Company's definition of this non-GAAP measurement and reasons for using it.

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	14

Debt Summary
$ in 000s

Property/Description	Monthly Payment	Interest Rate	Maturity	September 30, 2023	December 31, 2022
Cypress Shopping Center	$34,360	4.70%	July 2024	$5,804	$5,903
Conyers Crossing	Interest only	4.67%	October 2025	5,960	5,960
Winslow Plaza	$24,295	4.82%	December 2025	4,351	4,409
Tuckernuck	$32,202	5.00%	March 2026	4,807	4,915
Chesapeake Square	$23,857	4.70%	August 2026	4,038	4,106
Sangaree/Tri-County	$32,329	4.78%	December 2026	6,014	6,086
Timpany Plaza	Interest only	7.27%	September 2028	9,060	—
Village of Martinsville	$89,664	4.28%	July 2029	14,864	15,181
Laburnum Square	Interest only	4.28%	September 2029	7,665	7,665
Rivergate (1)	$100,222	4.25%	September 2031	17,670	18,003
Convertible Notes	Interest only	7.00%	December 2031	31,530	33,000
Guggenheim Loan Agreement (2)	Interest only	4.25%	July 2032	75,000	75,000
JANAF Loan Agreement (3)	Interest only	5.31%	July 2032	60,000	60,000
Guggenheim-Cedar Loan Agreement (4)	Interest only	5.25%	November 2032	110,000	110,000
Patuxent Crossing/Coliseum Marketplace Loan Agreement	Interest only	6.35%	January 2033	25,000	25,000
Term loan, 12 properties	Interest only	6.19%	June 2033	61,100	—
Term loan, 8 properties	Interest only	6.24%	June 2033	53,070	—
Term loans - fixed interest rate	various	4.47% (5)	various	—	107,219
Total Principal Balance				495,933	482,447
Unamortized deferred financing cost				(18,501)	(16,418)
Total Loans Payable, net				$477,432	$466,029
(1) In October 2026, the interest rate changes to variable interest rate equal to the 5 years U.S. Treasury Rate plus 2.70%, with a floor of 4.25%.
(2) Collateralized by 22 properties.
(3) Collateralized by JANAF properties.
(4) Collateralized by 10 Cedar properties.
(5) Contractual interest rate weighted average.

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	15

Debt Summary (continued)

Total Debt
$ in 000s

Scheduled principal repayments and maturities by year	Amount	% Total Principal Payments and Maturities
For the remaining three months ended December 31, 2023	$361	0.07%
December 31, 2024	7,220	1.46%
December 31, 2025	12,313	2.48%
December 31, 2026	16,260	3.28%
December 31, 2027	3,049	0.61%
December 31, 2028	12,924	2.61%
Thereafter	443,806	89.49%
Total principal repayments and debt maturities	$495,933	100.00%

Interest Expense
$ in 000s

	Three Months Ended September 30,		Nine Months Ended September 30,		Three Months Ended Changes		Nine Months Ended Changes
	2023	2022	2023	2022	Change	% Change	Change	% Change
Property debt interest - excluding Cedar debt	$4,353	$3,715	$11,850	$10,940	$638	17.2%	$910	8.3%
Convertible Notes interest (1)	563	578	2,569	2,677	(15)	(2.6)%	(108)	(4.0)%
Defeasance paid	—	1,156	1,758	2,614	(1,156)	(100.0)%	(856)	(32.7)%
Amortization of deferred financing costs	636	806	2,357	2,154	(170)	(21.1)%	203	9.4%
Property debt interest - Cedar	1,917	694	5,591	694	1,223	100.0%	4,897	100.0%
Total Interest Expense	$7,469	$6,949	$24,125	$19,079	$520	7.5%	$5,046	26.4%
(1) Includes the fair value adjustment for the paid-in-kind interest.

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	16

Property Summary

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
WHLR
Alex City Marketplace	Alexander City, AL	19	151,843	100.0%	100.0%	151,843	$1,274	$8.39
Amscot Building	Tampa, FL	1	2,500	100.0%	100.0%	2,500	83	33.00
Beaver Ruin Village	Lilburn, GA	29	74,038	94.8%	94.8%	70,148	1,285	18.32
Beaver Ruin Village II	Lilburn, GA	4	34,925	100.0%	100.0%	34,925	489	13.99
Brook Run Shopping Center	Richmond, VA	19	147,738	87.2%	87.2%	128,810	1,126	8.74
Brook Run Properties (3)	Richmond, VA	—	—	—%	—%	—	—	—
Bryan Station	Lexington, KY	9	54,277	94.5%	94.5%	51,275	599	11.69
Cardinal Plaza	Henderson, NC	9	50,000	100.0%	100.0%	50,000	508	10.15
Chesapeake Square	Onley, VA	13	108,982	89.9%	89.9%	98,006	757	7.72
Clover Plaza	Clover, SC	10	45,575	100.0%	100.0%	45,575	383	8.41
Courtland Commons (3)	Courtland, VA	—	—	—%	—%	—	—	—
Conyers Crossing	Conyers, GA	14	170,475	100.0%	100.0%	170,475	1,005	5.90
Crockett Square	Morristown, TN	4	107,122	100.0%	100.0%	107,122	978	9.13
Cypress Shopping Center	Boiling Springs, SC	18	80,435	59.9%	59.9%	48,175	616	12.78
Darien Shopping Center	Darien, GA	1	26,001	100.0%	100.0%	26,001	140	5.38
Devine Street	Columbia, SC	1	38,464	89.1%	89.1%	34,264	180	5.25
Edenton Commons (3)	Edenton, NC	—	—	—%	—%	—	—	—
Folly Road	Charleston, SC	5	47,794	100.0%	100.0%	47,794	735	15.39
Forrest Gallery	Tullahoma, TN	27	214,451	90.0%	90.0%	193,024	1,448	7.50
Fort Howard Shopping Center	Rincon, GA	20	113,652	100.0%	100.0%	113,652	1,278	11.25
Freeway Junction	Stockbridge, GA	18	156,834	98.2%	98.2%	154,034	1,349	8.76
Franklin Village	Kittanning, PA	24	151,821	93.3%	93.3%	141,573	1,357	9.59
Franklinton Square	Franklinton, NC	15	65,366	100.0%	100.0%	65,366	599	9.16
Georgetown	Georgetown, SC	2	29,572	100.0%	100.0%	29,572	267	9.04
Grove Park Shopping Center	Orangeburg, SC	14	93,265	100.0%	100.0%	93,265	762	8.17
Harbor Point (3)	Grove, OK	—	—	—%	—%	—	—	—
Harrodsburg Marketplace	Harrodsburg, KY	8	60,048	91.0%	91.0%	54,648	465	8.51
JANAF (4)	Norfolk, VA	117	798,086	94.4%	94.4%	753,621	9,092	12.06
Laburnum Square	Richmond, VA	20	109,405	99.1%	99.1%	108,445	1,011	9.32
Ladson Crossing	Ladson, SC	16	52,607	100.0%	100.0%	52,607	561	10.66
LaGrange Marketplace	LaGrange, GA	13	76,594	91.8%	91.8%	70,300	434	6.18
Lake Greenwood Crossing	Greenwood, SC	8	43,618	100.0%	100.0%	43,618	410	9.40
Lake Murray	Lexington, SC	4	39,218	100.0%	15.3%	6,000	95	15.88
Litchfield Market Village	Pawleys Island, SC	25	86,740	98.5%	98.5%	85,477	1,074	12.57
Lumber River Village	Lumberton, NC	11	66,781	100.0%	100.0%	66,781	501	7.50
Moncks Corner	Moncks Corner, SC	1	26,800	100.0%	100.0%	26,800	330	12.31
Nashville Commons	Nashville, NC	12	56,100	100.0%	100.0%	56,100	650	11.58
New Market Crossing	Mt. Airy, NC	13	117,076	100.0%	100.0%	117,076	1,045	8.93
Parkway Plaza	Brunswick, GA	5	52,365	84.8%	84.8%	44,385	479	10.80
Pierpont Centre	Morgantown, WV	15	111,162	98.5%	98.5%	109,437	1,063	9.71
Port Crossing	Harrisonburg, VA	8	65,365	100.0%	100.0%	65,365	865	13.23
Ridgeland	Ridgeland, SC	1	20,029	100.0%	100.0%	20,029	140	7.00
Riverbridge Shopping Center	Carrollton, GA	10	91,188	95.4%	95.4%	86,975	721	8.29
Rivergate Shopping Center	Macon, GA	25	193,960	87.5%	87.0%	168,816	2,286	14.05
Sangaree Plaza	Summerville, SC	10	66,948	100.0%	100.0%	66,948	716	10.70
Shoppes at Myrtle Park	Bluffton, SC	14	56,609	99.3%	99.3%	56,189	685	12.19
South Lake	Lexington, SC	11	44,318	100.0%	100.0%	44,318	259	5.84
South Park	Mullins, SC	4	60,734	96.9%	96.9%	58,834	403	6.86
South Square	Lancaster, SC	6	44,350	81.0%	81.0%	35,900	304	8.47
St. George Plaza	St. George, SC	8	59,174	100.0%	100.0%	59,174	405	6.84
Sunshine Plaza	Lehigh Acres, FL	23	111,189	100.0%	100.0%	111,189	1,107	9.95
Surrey Plaza	Hawkinsville, GA	4	42,680	100.0%	100.0%	42,680	258	6.05

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	17

Property Summary (continued)

Property	Location	Number of Tenants (1)	Total Leasable Square Feet	Percentage Leased (1)	Percentage Occupied	Total SF Occupied	Annualized Base Rent (in 000's) (2)	Annualized Base Rent per Occupied Sq. Foot
Tampa Festival	Tampa, FL	20	141,580	92.9%	67.8%	95,980	$962	$10.02
Tri-County Plaza	Royston, GA	7	67,577	90.7%	90.7%	61,277	433	7.07
Tuckernuck	Richmond, VA	15	93,391	96.9%	85.6%	79,894	919	11.50
Twin City Commons	Batesburg-Leesville, SC	5	47,680	100.0%	100.0%	47,680	489	10.25
Village of Martinsville	Martinsville, VA	22	288,254	100.0%	100.0%	288,254	2,429	8.43
Waterway Plaza	Little River, SC	10	49,750	100.0%	100.0%	49,750	504	10.13
Westland Square	West Columbia, SC	11	62,735	90.5%	90.5%	56,765	478	8.42
Winslow Plaza	Sicklerville, NJ	18	40,695	100.0%	100.0%	40,695	662	16.28
	WHLR TOTAL	776	5,309,936	95.5%	94.0%	4,989,406	$49,453	$9.93
CDR
Brickyard Plaza	Berlin, CT	10	227,598	97.8%	97.8%	222,598	$2,002	$9.00
Carll's Corner	Bridgeton, NJ	5	116,532	19.4%	19.4%	22,554	267	11.84
Coliseum Marketplace	Hampton, VA	9	106,648	94.9%	94.9%	101,198	1,216	12.02
Fairview Commons	New Cumberland, PA	10	52,964	77.5%	77.5%	41,064	425	10.35
Fieldstone Marketplace	New Bedford, MA	9	193,970	70.9%	70.9%	137,569	1,636	11.90
Gold Star Plaza	Shenandoah, PA	7	71,720	100.0%	100.0%	71,720	672	9.37
Golden Triangle	Lancaster, PA	19	202,790	98.4%	98.4%	199,605	2,614	13.10
Hamburg Square	Hamburg, PA	7	102,058	100.0%	100.0%	102,058	689	6.75
Kings Plaza	New Bedford, MA	17	168,243	100.0%	83.1%	139,739	1,252	8.96
Oakland Commons	Bristol, CT	2	90,100	100.0%	100.0%	90,100	574	6.37
Oregon Avenue	Philadelphia, PA	1	1,180	100.0%	100.0%	1,180	40	34.21
Patuxent Crossing	California, MD	29	264,068	83.4%	83.4%	220,237	2,741	12.44
Pine Grove Plaza	Brown Mills, NJ	13	79,306	77.6%	77.6%	61,526	740	12.03
South Philadelphia	Philadelphia, PA	9	221,511	84.7%	67.5%	149,588	1,391	9.30
Southington Center	Southington, CT	11	155,842	100.0%	100.0%	155,842	1,299	8.34
Timpany Plaza	Gardner, MA	14	182,799	81.8%	63.3%	115,735	1,118	9.66
Trexler Mall	Trexlertown, PA	22	336,687	97.6%	97.6%	328,599	3,631	11.05
Washington Center Shoppes	Sewell, NJ	30	157,300	96.5%	96.5%	151,780	1,910	12.58
Webster Commons	Webster, MA	9	98,984	100.0%	100.0%	98,984	1,278	12.91
	CDR TOTAL	233	2,830,300	88.7%	85.2%	2,411,676	$25,495	$10.57

	COMBINED TOTAL	1,009	8,140,236	93.1%	90.9%	7,401,082	$74,948	$10.13

(1)    Reflects leases executed through September 30, 2023 that commence subsequent to the end of the current reporting period.
(2)    Annualized based rent per occupied square foot; assumes base rent as of the end of the current reporting period; excludes the impact of tenant concessions and rent abatements.
(3)    This information is not available because the property is undeveloped.
(4)    Square footage is net of the Company's on-premise management office and net of building square footage whereby the Company only leases the land.

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	18

Property Summary (continued)

MASSACHUSETTS
CONNECTICUT
PENNSYLVANIA
NEW JERSEY
MARY LAND
WEST VIRGINIA
VIRGINIA
KENTUCKY
TENNESSEE
NORTH CAROLINA
SOUTH CAROLINA
GEORGIA
ALABAMA
FLORIDA

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	19

Top Ten Tenants by Annualized Base Rent

Tenants	Category	Annualized Base Rent ($ in 000s)	% of Total Annualized Base Rent	Total Occupied Square Feet	Percent Total Leasable Square Foot	Base Rent Per Occupied Square Foot
Food Lion	Grocery	$4,460	5.95%	549,000	6.74%	$8.12
Kroger Co (1)	Grocery	2,097	2.80%	239,000	2.94%	8.77
Dollar Tree (2)	Discount Retailer	2,065	2.76%	244,000	3.00%	8.46
TJX Companies (3)	Discount Retailer	1,691	2.26%	195,000	2.40%	8.67
Planet Fitness	Gym	1,497	2.00%	140,000	1.72%	10.69
Piggly Wiggly	Grocery	1,363	1.82%	170,000	2.09%	8.02
Lowes Foods (4)	Grocery	1,223	1.63%	130,000	1.60%	9.41
Big Lots	Discount Retailer	1,100	1.47%	171,000	2.10%	6.43
Kohl's	Discount Retailer	1,031	1.38%	147,000	1.81%	7.01
Winn Dixie	Grocery	984	1.31%	134,000	1.65%	7.34
		$17,511	23.38%	2,119,000	26.05%	$8.26
(1) Kroger 4 / Harris Teeter 1 / 3 fuel stations
(2) Dollar Tree 17 / Family Dollar 7
(3) Marshall's 4 / HomeGoods 2 / TJ Maxx 1
(4) Lowes Foods 1 / KJ's Market 2

Lease Expiration Schedule

Lease Expiration Period	Number of Expiring Leases	Total Expiring Square Footage	% of Total Expiring Square Footage	% of Total Occupied Square Footage Expiring	Expiring Annualized Base Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent Per Occupied Square Foot
Available	—	739,154	9.08%	—%	$—	—%	$—
MTM	13	53,860	0.66%	0.73%	432	0.58%	8.02
2023	24	84,892	1.04%	1.15%	759	1.01%	8.94
2024	155	631,680	7.76%	8.53%	7,646	10.20%	12.10
2025	163	1,038,142	12.75%	14.03%	10,492	14.00%	10.11
2026	164	904,194	11.11%	12.22%	9,857	13.15%	10.90
2027	138	695,688	8.55%	9.4%	8,733	11.65%	12.55
2028	137	1,329,459	16.33%	17.96%	12,276	16.38%	9.23
2029	61	650,658	7.99%	8.79%	5,807	7.75%	8.92
2030	40	575,335	7.07%	7.77%	4,442	5.93%	7.72
2031	32	439,970	5.40%	5.94%	4,226	5.64%	9.61
2032 & thereafter	82	997,204	12.26%	13.48%	10,278	13.71%	10.31
Total	1,009	8,140,236	100.00%	100.00%	$74,948	100.00%	$10.13

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	20

Anchor Lease Expiration Schedule (1)

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	218,062	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	1	20,300	117	3.74%	5.76	—	—	—	—%	—
2023	1	34,264	180	5.75%	—	—	—	—	—%	—
2024	1	32,000	125	3.99%	3.91	6	233,460	2,367	7.93%	10.14
2025	2	57,297	455	14.54%	7.94	13	520,075	3,702	12.40%	7.12
2026	1	20,152	97	3.10%	4.81	14	456,864	3,822	12.81%	8.37
2027	3	69,819	629	20.10%	9.01	5	149,546	1,505	5.04%	10.06
2028	1	23,876	116	3.71%	—	22	905,141	6,426	21.53%	7.10
2029	2	48,789	517	16.52%	10.60	10	352,013	2,275	7.62%	6.46
2030	—	—	—	—%	—	8	452,724	2,498	8.37%	5.52
2031	1	20,858	60	1.92%	2.88	6	280,528	2,455	8.23%	8.75
2032+	3	99,416	834	26.63%	8.39	17	671,752	4,796	16.07%	7.14
Total	16	644,833	$3,130	100.00%	$7.33	101	4,022,103	$29,846	100.00%	$7.42

(1) Anchors defined as leases occupying 20,000 square feet or more.

Non-anchor Lease Expiration Schedule

	No Option					Option
Lease Expiration Period	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot	Number of Expiring Leases	Expiring Occupied Square Footage	Expiring Annualized Based Rent (in 000s)	% of Total Annualized Base Rent	Expiring Base Rent per Square Foot
Available	—	521,092	$—	—%	$—	—	—	$—	—%	$—
Month-to-Month	12	33,560	315	1.79%	9.39	—	—	—	—%	—
2023	12	29,191	335	1.91%	11.48	11	21,437	244	1.00%	11.38
2024	100	219,419	2,916	16.60%	13.29	48	146,801	2,238	9.17%	15.25
2025	93	227,402	2,913	16.58%	12.81	55	233,368	3,421	14.02%	14.66
2026	93	229,965	3,078	17.52%	13.38	56	197,213	2,860	11.72%	14.50
2027	77	211,794	3,266	18.59%	15.42	53	264,529	3,334	13.66%	12.60
2028	59	145,386	2,258	12.85%	15.53	55	255,056	3,476	14.24%	13.63
2029	15	41,425	483	2.75%	11.66	34	208,431	2,532	10.37%	12.15
2030	15	32,548	651	3.71%	20.00	17	90,063	1,293	5.30%	14.36
2031	4	6,298	108	0.61%	17.15	21	132,286	1,603	6.57%	12.12
2032+	25	76,508	1,244	7.09%	16.26	37	149,528	3,404	13.95%	22.76
Total	505	1,774,588	$17,567	100.00%	$14.01	387	1,698,712	$24,405	100.00%	$14.37

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	21

Leasing Summary

WHLR Leasing Renewals and New Leases

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Renewals(1):
Leases renewed with rate increase (sq feet)	78,042	123,623	477,509	339,831
Leases renewed with rate decrease (sq feet)	—	18,315	—	29,804
Leases renewed with no rate change (sq feet)	133,119	143,060	202,734	217,711
Total leases renewed (sq feet)	211,161	284,998	680,243	587,346

Leases renewed with rate increase (count)	23	23	74	67
Leases renewed with rate decrease (count)	—	3	—	8
Leases renewed with no rate change (count)	7	6	13	24
Total leases renewed (count)	30	32	87	99

Option exercised (count)	5	4	18	11

Weighted average on rate increases (per sq foot)	$1.19	$1.27	$0.81	$1.26
Weighted average on rate decreases (per sq foot)	$—	$(1.36)	$—	$(1.99)
Weighted average rate on all renewals (per sq foot)	$0.44	$0.46	$0.57	$0.63

Weighted average change over prior rates	5.74%	6.20%	6.72%	7.10%

New Leases(1) (2):
New leases (sq feet)	78,881	46,514	153,998	144,704
New leases (count)	8	13	30	51
Weighted average rate (per sq foot)	$9.48	$12.50	$12.21	$12.89
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	22

Leasing Summary (continued)

CDR Leasing Renewals and New Leases

	Three Months Ended September 30,	Nine Months Ended September 30,
	2023	2023
Renewals(1):
Leases renewed with rate increase (sq feet)	50,999	120,750
Leases renewed with rate decrease (sq feet)	—	—
Leases renewed with no rate change (sq feet)	—	7,643
Total leases renewed (sq feet)	50,999	128,393

Leases renewed with rate increase (count)	9	17
Leases renewed with rate decrease (count)	—	—
Leases renewed with no rate change (count)	—	3
Total leases renewed (count)	9	20

Option exercised (count)	1	4

Weighted average on rate increases (per sq foot)	$1.51	$0.99
Weighted average on rate decreases (per sq foot)	$—	$—
Weighted average rate on all renewals (per sq foot)	$1.51	$0.93

Weighted average change over prior rates	10.35%	7.33%

New Leases(1) (2):
New leases (sq feet)	56,656	113,321
New leases (count)	8	14
Weighted average rate (per sq foot)	$12.42	$12.58
(1)    Lease data presented is based on average rate per square foot over the renewed or new lease term.
(2)    The Company does not include ground leases entered into for the purposes of new lease sq feet and weighted average rate (per sq foot) on new leases.

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	23

Definitions
Funds from Operations (FFO): an alternative measure of a REIT's operating performance, specifically as it relates to results of operations and liquidity. FFO is a measurement that is not in accordance with accounting principles generally accepted in the United States (GAAP). Wheeler computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and December 2018). As defined by Nareit, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs), plus impairment of real estate related long-lived assets and after adjustments for unconsolidated partnerships and joint ventures.
Most industry analysts and equity REITs, including Wheeler, consider FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. Management uses FFO as a supplemental measure to conduct and evaluate the business because there are certain limitations associated with using GAAP net income alone as the primary measure of our operating performance. Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time, while historically real estate values have risen or fallen with market conditions.
Adjusted FFO (AFFO): Management believes that the computation of FFO in accordance with Nareit’s definition includes certain items that are not indicative of the operating performance of the Company’s real estate assets. These items include, but are not limited to, non-recurring expenses, legal settlements, acquisition costs and capital raise costs. Management uses AFFO, which is a non-GAAP financial measure, to exclude such items. Management believes that reporting AFFO in addition to FFO is a useful supplemental measure for the investment community to use when evaluating the operating performance of the Company on a comparative basis. The Company also presents Pro Forma AFFO which shows the impact of certain activities assuming they occurred at the beginning of the year.
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA): another widely-recognized non-GAAP financial measure that the Company believes, when considered with financial statements prepared in accordance with GAAP, is useful to investors and lenders in understanding financial performance and providing a relevant basis for comparison among other companies, including REITs. While EBITDA should not be considered as a substitute for net income attributable to the Company’s common stockholders, net operating income, cash flow from operating activities, or other income or cash flow data prepared in accordance with GAAP, the Company believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service requirements, capital expenditures and working capital requirements. The Company computes EBITDA by excluding interest expense, net loss attributable to noncontrolling interests, depreciation and amortization and impairment of long-lived assets and notes receivable, from income from continuing operations. The Company also presents Adjusted EBITDA which excludes items affecting the comparability of the periods presented, including but not limited to, costs associated with acquisitions and capital related activities.

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	24

Net Operating Income (NOI): The Company believes that NOI is a useful measure of the Company's property operating performance. The Company defines NOI as property revenues (rental and other revenues) less property and related expenses (property operation and maintenance and real estate taxes). Because NOI excludes general and administrative expenses, depreciation and amortization, interest expense, interest income, provision for income taxes, gain or loss on sale or capital expenditures and leasing costs, it provides a performance measure, that when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not immediately apparent from net income. The Company uses NOI to evaluate its operating performance since NOI allows the Company to evaluate the impact of factors, such as occupancy levels, lease structure, lease rates and tenant base, have on the Company's results, margins and returns. NOI should not be viewed as a measure of the Company's overall financial performance since it does not reflect general and administrative expenses, depreciation and amortization, impairment charges, involuntary conversion, interest expense, interest income, provision for income taxes, straight-line rents, market lease amortization, gain or loss on sale or disposition of assets, and the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties. Other REITs may use different methodologies for calculating NOI, and accordingly, the Company's NOI may not be comparable to that of other REITs.

WHLR | Financial & Operating Data | as of 9/30/2023 unless otherwise stated	25